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                                                                  Exhibit 10.9.2

                  AMENDMENT NO. 1 TO JANUARY 1, 2000 AGREEMENT

      This Amendment (the "Amendment") is made effective as of May 9, 2003 (the "Amendment Effective Date") between Ask Jeeves, Inc., a Delaware corporation, having offices at 5858 Horton Street, Emeryville, California 94608 ("Ask Jeeves") and The Wodehouse No. 3 Trust, whose address is in care of Peter Lobbenberg & Co., 74 Chancery Lane, London, England WC2A 1AD (the "Trust").

            WHEREAS, Ask Jeeves and the Trust entered into an Agreement with an Effective Date of January 1, 2000 (as amended by this Agreement or otherwise from time to time, the "Agreement"), concerning certain rights in the name "Jeeves."

            WHEREAS, The parties wish to revise the amount of certain consideration payable to the Trust under the Agreement and to revise certain other provisions in the Agreement.

            WHEREAS, The parties are aware of the existence of a company called [*], which is involved directly and through subsidiary and related companies (all of which companies are referred to herein collectively as "[*]") in the manufacture and distribution of business software and [*]; and

            WHEREAS, Ask Jeeves has displayed on its website a series of [*] utilizing the name "Jeeves" under the title [*] (the "[*]");

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

            1. Paragraph 19(b) of the Agreement is hereby amended in its entirety to read as follows:

      "b. If this Agreement shall not have been terminated prior to January 1, 2002, a quarterly payment on the first day of each calendar quarter commencing January 1, 2002 so long as this Agreement is in effect, as follows:

            January 1, 2002                             $[*]
            April 1, 2002                               $[*]
            July 1, 2002                                $[*]
            October 1, 2002                             $[*]
            January 1, 2003                             $[*]
            April 1, 2003                               $[*]
            July 1, 2003                                $[*]
            October 1, 2003                             $[*]
            January 1, 2004 and thereafter              $[*]."

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[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
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            2. The parties acknowledge that, as of the Amendment Effective Date,
Ask Jeeves has paid to the Trust consideration in the amount of $[*] for the quarter commencing April 1, 2003 and agree that Ask Jeeves will pay the remaining $[*] for that quarter upon execution of this Amendment.

            3. Anything in the Agreement to the contrary notwithstanding, the use, either [*] or [*] to the [*], of the [*] by [*] who [*] in the [*] shall [*] or its [*] contained in Paragraph [*] of the Agreement.

            4. Anything in the Agreement to the contrary notwithstanding, the use of the [*] by [*] for a period of [*] after the Amendment Effective Date shall [*] as described in Paragraph [*] of the Agreement; provided, however, that the foregoing limitation shall not apply to [*] of the [*] in connection with [*] that occur in the [*] period following the Amendment Effective Date.

            5. Without limiting the generality of the provisions of Paragraph 4, the [*] by [*] of the [*] in connection with its current business as of the Amendment Effective Date, or the geographic expansion of that business, shall [*] as described in Paragraph [*] of the Agreement, [*] commences [*] of the [*].

            6. For a period of [*] after the Amendment Effective Date, Ask Jeeves will [*], pursuant to Paragraph [*] of the Agreement, [*] to [*] under the Agreement, and if any such [*] is thereafter [*], the standard against which the alleged circumstances are measured shall be [*]. The provisions of this Amendment shall in no way be construed to [*] as it, in its sole discretion, deems necessary to [*] or otherwise [*] with respect to the [*], and the Trust shall reasonably cooperate with such efforts.

            7. Paragraph 20(e)(1) of the Agreement is hereby amended in its entirety to read as follows:

                  "(1) An advance guarantee of $[*] payable on the first
            business day of the calendar years 2000, 2001, 2002 and 2003, of which the first two payments have been paid on the date of signing of this Agreement by release to the Trust of $[*] plus interest thereon heretofore held in escrow by Kay Collyer & Boose LLP under agreement dated January 18, 2000, and payment of an additional $[*] to the Trust by Ask Jeeves. Each payment shall be applied against and recouped from any of the rights payments referred to in subparagraph (2) below which become due and payable to the Trust during the year in which the advance guarantee payment is made, except that the two payments made on signing hereof shall be applied against and recouped from any such payments due and payable during the year 2000 and/or 2001. For the year 2004 and each year thereafter, Ask Jeeves will pay to the Trust for Non-Exclusive Rights to the name Jeeves only such consideration as becomes due as a result of Ask Jeeves'

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[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


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            actual exploitation, if any, of such rights pursuant to
            subparagraphs (2), (3) and (4) below. If as of December 31, 2003 Ask Jeeves shall not have exploited the Non-Exclusive right granted to it pursuant to Paragraph 20(e) below to use the name Jeeves in any [*], whether [*] for [*], on [*] or in any other medium as referenced in Paragraph 20(e)(2) below ("[*]") the Trust shall thereafter have the right to enter into agreements with third parties for the exploitation of [*] by reason of whose terms Ask Jeeves may be precluded from exploiting some or all of the [*] provided, however, that the Trust shall not take any action or enter into any agreements with third parties that authorize uses of the name or character "Jeeves" that could give rise to a likelihood of confusion with the use of the name, caricature, or character Jeeves by Ask Jeeves for the purpose of selling, distributing, marketing, licensing, promoting, advertising or operating the Ask Jeeves sites or Ask Jeeves Products as provided in the grant of Exclusive Rights of the Agreement and that nothing in this provision, the Amendment or the Agreement shall preclude or interfere with the right and ability of Ask Jeeves to use all [*], including [*], to sell, distribute, market, license, advertise, promote or operate the Ask Jeeves sites or Ask Jeeves Products. Before committing to any exploitation of [*] at any time subsequent to December 31, 2003, Ask Jeeves shall advise the Trust of its intention to do so and the Trust shall advise Ask Jeeves of any agreement then in force or then being actively negotiated regarding the [*] which would preclude or limit the planned exploitation of [*] by Ask Jeeves. If no such notice is provided by the Trust within thirty (30) days of receipt of notice of Ask Jeeves' exploitation intentions, Ask Jeeves shall be free to proceed with its planned exploitation of the [*] subject to the Trust's right of approval and the other terms of this Agreement."

            8. The parties acknowledge that the Trust [*], as defined by Paragraph [*] of the Agreement, and [*] pursuant to Paragraph [*] of the Agreement, while Ask Jeeves [*] as defined in Paragraph [*] of the Agreement. Notwithstanding this [*], the parties acknowledge that the Trust has [*] and [*] the [*] in their form as heretofore presented for display on the Ask Jeeves website. Nothing herein shall be deemed to constitute or evidence [*] Ask Jeeves that the [*] or that the Agreement [*].

            9. Except as amended by the terms hereof, the Agreement shall remain in full force and effect.

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[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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            IN WITNESS WHEREOF, the parties have set their hands and seals as of the date first above written.

                                       THE WODEHOUSE NO. 3 TRUST



                                       By: /s/
                                           Name: John Peter Lobbenberg
                                           Title: Trustee

                                       ASK JEEVES, INC.



                                       By: /s/
                                           Name:  Brett M. Robertson
                                           Title:  General Counsel




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[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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